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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): December 17, 2001
                                                         -----------------



                       UNITED DOMINION REALTY TRUST, INC.
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             (Exact name of registrant as specified in its charter)




           Virginia                       1-10524                54-0857512
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(State or other jurisdiction of   (Commission File Number)   (I.R.S. Employer
incorporation of organization)                               Identification No.)



                 400 East Cary Street, Richmond, Virginia 23219
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               (Address of principal executive offices - zip code)



                                 (804) 780-2691
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               Registrant's telephone number, including area code

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ITEM 5.   OTHER EVENTS

On December 17, 2001, United Dominion Realty Trust, Inc. ("United Dominion"), the registrant, issued a Press Release announcing the closing of a $400 million Fannie Mae credit facility. The following is a summary of United Dominion Realty Trust, Inc.'s Press Release:

         UNITED DOMINION REALTY TRUST CLOSES ON $400 MILLION FANNIE MAE
                           REVOLVING CREDIT FACILITY

RICHMOND, Virginia (December 17, 2001) United Dominion Realty Trust, Inc. (NYSE:
UDR) announced that it closed on a $400 Million Fannie Mae Revolving Credit Facility through ARCS Commercial Mortgage Co., LP. The Facility provides for an initial term of 10 years with an option by the Company to extend the term an additional five years at the then market rate. The Company has the option of variable or fixed rate tranches. As of December 13, 2001, the Facilities fixed rate would have been approximately 6.57% and the variable rate would have been approximately 2.40%. As of December 13, 2001, the weighted average interest rate on the loans being refinanced was approximately 7.89%.

The Facility will be funded over the next several months and will be used for the refinancing of existing secured debt on approximately 30 properties. The weighted average maturity on the loans being refinanced is 3.4 years. Certain of the loans are subject to prepayment penalties which the Company expects to range from approximately $20 million to $24 million in the aggregate, depending on interest rates at the time of refinancing, and which will result in one time charges to earnings that will be added back in calculating funds from operations. The Company estimates, based on certain assumptions as to the timing of the refinancings and underlying interest rates, that the positive net present value of the refinancings will range from approximately $20 million to $25 million.

"With interest rates at the lowest levels in forty years, we saw an opportunity to refinance a significant portion of our secured loans in a manner that increased earnings, improved our Fixed Charge Coverage Ratio and extended maturity schedules thereby mitigating refinancing risks in the next several years," cited Ella S. Neyland, Executive Vice President.

United Dominion is one of the country's largest multifamily real estate investment trusts owning and operating apartment communities nationwide. The Company currently owns all or an interest in approximately 76,000 apartment homes and is the developer for over 800 homes under construction. United Dominion's common stock is traded on the New York Stock Exchange under the symbol UDR. Additional information about United Dominion may be found on its web site at www.udrt.com.
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In addition to historical information, this press release contains forward-looking statements. The statements are based on current expectations, estimates and projections about the industry and markets in which United Dominion operates, as well as management's beliefs and assumptions. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties, which may cause the company's actual results, performance, achievements pursuant to its disposition programs and its other activities to be materially different from the results, plans or expectations expressed or implied by such statements. For more details, please refer to the company's SEC filings, including its most recent annual report on Form 10-K and quarterly reports on Form 10-Q.

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Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         UNITED DOMINION REALTY TRUST, INC.



Date:  December 17, 2001                     /s/ Christopher D. Genry
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                                             Christopher D. Genry
                                             Executive Vice President and
                                                   Chief Financial Officer


Date:  December 17, 2001                     /s/ Scott A. Shanaberger
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                                             Scott A. Shanaberger
                                             Vice President and
                                                   Chief Accounting Officer